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As filed with the Securities and Exchange Commission on April 11, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1
REGISTRATION STATEMENT
Under the Securities Act of 1933

RBC BEARINGS INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	3562 (Primary Standard Industrial Classification Code number)	95-4372080 (I.R.S. Employer Identification No.)

One Tribology Center
Oxford, CT 06478
Telephone: (203) 267-7001
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Corporation Service Company
2711 Centerville Road
Suite 400
Wilmington, DE 19808
Telephone: (800) 927-9800
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Joshua N. Korff, Esq. Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, New York 10022-4611 (212) 446-4800	Valerie Ford Jacob, Esq. Stuart H. Gelfond, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

        If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

        Form S-1: 333-132480

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Common Stock, par value $0.01 per share(2)	$17,861,250	$1,891.89

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Includes 862,500 shares of our Common Stock, par value $0.01 per share ("Common Stock"), which may be offered pursuant to this registration statement, which represents additional shares to be sold by the Company. Such amount is in addition to the Common Stock previously registered pursuant to Registrant's Registration Statement on Form S-1, File no. 333-132480.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) (this "462(b) Registration Statement") under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-132480) filed by RBC Bearings Incorporated with the Securities and Exchange Commission (the "Commission") on March 16, 2006, as amended by Amendment No. 1, dated March 29, 2006 and Amendment No. 2 dated April 7, 2006, including the exhibits thereto, which was declared effective by the Commission on April 11, 2006, is incorporated herein by reference.

        This 462(b) Registration Statement is being filed for the purpose of registering 862,500 shares of our common stock, par value $0.01 per share, which will be offered pursuant to this registration statement. Such shares represent additional shares to be sold by the Company.

        We hereby certify to the Securities and Exchange Commission that:

        *      We have previously paid the Securities and Exchange Commission amounts sufficient to cover the filing fee set forth on the cover page of this registration statement by a wire transfer to the account of the Securities and Exchange Commission at Mellon Bank.

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SIGNATURES

        Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this 462(b) Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxford, Connecticut on April 11, 2006.

RBC BEARINGS INCORPORATED
By:	/s/ DANIEL A. BERGERON Name: Daniel A. Bergeron Title: Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this 462(b) Registration Statement has been signed by the following persons in the capacities indicated on April 11, 2006.

Signature	Title
* Dr. Michael J. Hartnett	Chief Executive Officer (Principal Executive Officer and Chairman)
/s/ DANIEL A. BERGERON Daniel A. Bergeron	Chief Financial Officer (Principal Financial and Accounting Officer)

Robert Anderson	Director
* Richard R. Crowell	Director
* William P. Killian	Director
* Michael Stone	Director
* Dr. Alan B. Levine	Director
* Dr. Amir Faghri	Director
* Dr. Thomas J. O'Brien	Director

*By:	/s/ DANIEL A. BERGERON Daniel A. Bergeron as attorney-in-fact

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ITEM 16.    EXHIBITS.

        The exhibits filed as part of this Registration Statement are as follows:

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Counsel
23.1	Consent of Accountants
23.2	Consent of Kirkland & Ellis LLP*
24.1	Power of Attorney (incorporated by reference to Registration Statement on Form S-1 (File No. 333-132480) filed March 16, 2006, as amended).

*
Included in Exhibit 5.1.

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EXPLANATORY NOTE
SIGNATURES